SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                           Amendment No. 1 to Form 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) February 11, 1999


                               COMPUTER POWER INC.
             (Exact name of registrant as specified in its charter)


                          New Jersey 0-15927 22-1981869
             (State or other jurisdiction (Commission (IRS Employer
                 of incorporation) File No.) Identification No.)



               124 West Main Street, High Bridge, New Jersey 08829
                     (Address of principal executive office)


         Registrant's telephone number, including area code 908-638-8000



          (Former name or former address, if changed since last report)






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Item 1.           CHANGES IN CONTROL OF REGISTRANT.

                  On February 11, 1999, Public Access Lighting, L.L.C., a limited liability company formed under the laws of the State of Illinois ("PAL"), acquired 510,000 shares of Registrant's Common Stock in a private sale from RMC Limited, a corporation controlled by Trinidad Cement Limited as well as the following equity and debt interests from Readymix (West Indies) Limited, another corporation controlled by Trinidad Cement Limited for an aggregate purchase price of $130,000: (1) a Subordinated Note of Computer Power Inc. in the principal amount of $700,000, dated September 20, 1994, (2) a Convertible Debenture of Computer Power Inc. in the principal amount of $300,000, dated December 1, 1994, and (3) a Stock Subscription Warrant of Computer Power Inc., dated April 13, 1998, for 100,000 shares of common stock of Computer Power Inc.

                  PAL's purchase of the 510,000 shares of Registrant's Common Stock on February 11, 1999, combined with its prior purchase on January 27, 1999 of 490,000 Registrant Common Shares, results in a current beneficial ownership position of an aggregate 1,000,000 common shares, representing an approximate 38.4% of all of Registrant's issued and outstanding Common Shares.

                  PAL owns and operates several companies engaged in the development, manufacture and marketing of institutional lighting products. Ark Direct Capital Fund, L.P., a limited partnership organized under the laws of the State of Delaware, having its principal offices located in Chicago, Illinois, is the principal stockholder of PAL and Susan M. Larson, the President of PAL and a recently appointed Director of Computer Power Inc., is the minority shareholder of PAL.

Item 7.           Financial Statements and Exhibits: NONE


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 1999                        By: s/John M. Perry
                                         --------------------------------------
                                              John M. Perry
                                         President and Chief Executive Officer




cpi-8k.1A


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